Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Earliest Report Event:  November 2, 2011

Spine Pain Management, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5225 Katy Freeway
Suite 600
Houston, Texas   77007
(Address of principal executive office) (Postal Code)

(713) 521-4220
(Registrant’s telephone number)

Item 8.01  Other Events.

On October 27, 2009, William R. Dunavant and William R. Dunavant Family Holdings, Inc. filed suit in the 55th Judicial District Court of Harris County, Texas, against us (Spine Pain Management, Inc.), William Donovan, M.D., Richard Specht, Rene Hamouth and Signature Stock Transfer, Inc.  The suit related to a dispute regarding 2,000,000 shares of our stock that were previously issued to Mr. Dunavant while he was an officer.  On November 2, 2011, the parties entered into a Rule 11 settlement agreement whereby (i) the plaintiffs will return 507,000 shares to us for cancellation (an additional 65,000 of the 2,000,000 shares had previously been cancelled), (ii) the plaintiffs will retain 850,000 shares and (iii) the plaintiffs’ attorneys will retain 400,000 shares, which shares in aggregate represent all of the remaining shares held by the plaintiffs as of the date of settlement.  The settlement agreement has a leak-out provision, providing that the attorneys’ 400,000 shares cannot be sold in an amount exceeding 3,800 shares total in any 30-day period (approximately 8 ½ years) and the plaintiffs’ 850,000 shares cannot be sold in an amount exceeding 8,200 shares total in any 30-day period for the first 12 months, 12,000 shares total in any 30-day period for the next 12 months and 20,000 shares total in any 30-day period thereafter (approximately 4 ½ years).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE PAIN MANAGEMENT, INC.

/s/ William Donovan, M.D.
By: William Donovan, M.D.
Date: November 3, 2011	Chief Executive Officer